As filed with the Securities and Exchange Commission on July 10, 2003

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STORAGE TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	84-0593263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One StorageTek Drive, Louisville, Colorado	80028-4309
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED 1987 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Mark Roellig
Vice President, General Counsel & Secretary
Storage Technology Corporation
One StorageTek Drive
Louisville, Colorado 80028-4309
(Name and address of agent for service)

(303) 673-5151
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee

Common Stock, par value $.10 per share	3,000,000 shares	$22.8183	$68,454,900	$5,538.00

(1)     Represents additional shares of Common Stock reserved for issuance pursuant to the Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan, as amended (the “Plan”). Also covers additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “1933 Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the 1933 Act, based on: (a) $26.845 per share, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange composite tape on July 7, 2003; and (b) the Plan’s provision that Common Stock purchased under the Plan may be purchased at 85% of the market value.

STORAGE TECHNOLOGY CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

In accordance with General Instruction E to Registration Statement on Form S-8, the contents of the following previously filed Registration Statements on Form S-8 relating to the Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan, as amended, filed with the Securities and Exchange Commission, are hereby incorporated by reference into this Registration Statement:

1.	Registration Statement on Form S-8, File No. 2-80183, filed on August 7, 1987.

2.	Registration Statement on Form S-8, File No. 33-32243, filed on March 22, 1989.

3.	Registration Statement on Form S-8, File No. 33-42818, filed on September 18, 1991.

4.	Registration Statement on Form S-8, File No. 333-08116 filed on September 8, 1994.

5.	Registration Statement on Form S-8, File No. 333-08495, filed on July 19, 1996.

6.	Registration Statement on Form S-8, File No. 333-53995, filed on June 1, 1998.

7.	Registration Statement on Form S-8, File No. 333-65078, filed on July 13, 2001.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Section 102(b)(7) of the Delaware General Corporation Law provides that the certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

Storage Technology Corporation’s (the “Company”) Restated Certificate of Incorporation provides for indemnification of directors, officers and agents to the fullest extent permitted by Delaware law. The Company’s Restated Certificate of Incorporation also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent permitted by Delaware law. In addition, the Restated Certificate of Incorporation provides that no repeal or modification of such provisions shall eliminate or reduce any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company’s Restated Bylaws provide that the Company shall indemnify to the fullest extent permitted by Delaware law each of its directors and officers against expenses and losses (including judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was serving in such capacity.

The Company has entered into indemnification agreements with each of its directors that provide that the Company shall indemnify such director to the fullest extent permitted by Delaware law against expenses and losses (including judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director.

The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties, including claims under the Securities Act of 1933, as amended.

Item 8. Exhibits

4.1	Restated Certificate of Incorporation of Storage Technology Corporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.2	Certificate of Amendment dated May 22, 1989, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.3	Certificate of Second Amendment dated May 28, 1992, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.4	Certificate of Third Amendment dated May 21, 1999, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 1999, filed on August 9, 1999, and incorporated herein by reference)

4.5	Restated Bylaws of Storage Technology Corporation, as amended through November 16, 2002 (previously filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, filed on March 7, 2003, and incorporated herein by reference)

4.6	The Storage Technology Corporation Amended and Restated 1987 Employee Stock Purchase Plan, as amended.

5.1	Opinion of Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included as part of signature page).

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 10th day of July, 2003.

STORAGE TECHNOLOGY CORPORATION

By: /s/ PATRICK J. MARTIN
       ——————————————
       Patrick J. Martin
       President, Chief Executive Officer and
       Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert S. Kocol, Mark Roellig and Thomas G. Arnold as his attorney-in-fact and agents, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PATRICK J. MARTIN Patrick J. Martin	Chairman of the Board (Director), President and Chief Executive Officer (Principal executive officer)	July 10, 2003
/s/ ROBERT S. KOCOL Robert S. Kocol	Corporate Vice President and Chief Financial Officer (Principal financial officer)	July 10, 2003
/s/ THOMAS G. ARNOLD Thomas G. Arnold	Vice President and Corporate Controller (Principal accounting officer)	July 10, 2003
/s/ JAMES R. ADAMS James R. Adams	Director	July 10, 2003
/s/ CHARLES E. FOSTER Charles E. Foster	Director	July 10, 2003
/s/ WILLIAM T. KERR William T. Kerr	Director	July 10, 2003
/s/ ROBERT E. LA BLANC Robert E. La Blanc	Director	July 10, 2003
/s/ ROBERT E. LEE Robert E. Lee	Director	July 10, 2003
/s/ RICHARD C. STEADMAN Richard C. Steadman	Director	July 10, 2003

STORAGE TECHNOLOGY CORPORATION
REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of Storage Technology Corporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.2	Certificate of Amendment dated May 22, 1989, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.3	Certificate of Second Amendment dated May 28, 1992, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed on February 21, 2001, and incorporated herein by reference)

4.4	Certificate of Third Amendment dated May 21, 1999, to the Restated Certificate of Incorporation dated July 28, 1987 (previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 1999, filed on August 9, 1999, and incorporated herein by reference)

4.5	Restated Bylaws of Storage Technology Corporation, as amended through November 16, 2002 (previously filed as Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, filed on March 7, 2003, and incorporated herein by reference)

4.6	Storage Technology Corporation's Amended and Restated 1987 Employee Stock Purchase Plan, as amended.

5.1	Opinion of Counsel.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included as part of signature page).